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                                 EXHIBIT (99-10)



          Directors and Officers (Ninth) Liability Binder of Insurance


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[MAX RE LOGO]
                                                   Jonathan Evans
                                                   Professional Liability
                                                   T 441.294.2263 F 441.298.8811
                                                   jonathane@maxre.bm

July 7, 2003



Re: The Procter & Gamble Company

Max Re Ltd is pleased to bind the following for the above referenced client.

Coverage Information

Type:             Binder

Client Information

Name:                       The Procter & Gamble Company

Address:                    One Procter & Gamble Plaza
                            Cincinnati, OH  45202

Policy Information

Policy Form:                Max Re Ltd Professional Liability Follow Form Excess

Policy Number:              1322-80-UMB-2003

Policy Period:              June 30th, 2003 - June 30th, 2004

Limit of Liability:         $10,000,000  In the aggregate for the policy period.

Policy Attachment:          $190,000,000 excess of the following schedule of
                            underlying Insurance:

                            CODA               $25M   Primary
                            XL               $25.0M   $25.0M
                            ACE              $25.0M   $50.0M
                            AWAC             $25.0M   $75.0M
                            Arch             $25.0M   $100.0M
                            Starr            $25.0M   $125.0M
                            TBA              $25.0M   $150.0M

Insured's Retention:        $50,000,000 each and every claim

Followed Policy:  CODA (with restrictions)



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PREMIUM INFORMATION

Premium:              $244,000

Commission:           12%

Payment Terms:        Premium payment is due in full within 10 days of binding.

Payment Instructions: Federal Reserve Bank of Boston
                      ABA: 011-001-234/BOS SAFE DEP
                      DDA# 162299
                      For: Insurance Operating Account (Max Re Ltd) Account Number: MRL F 0070232

SPECIAL CONDITIONS

1.   Coverage disputes are referred to mandatory arbitration in London.
2.   Policy follows most restrictive underlying coverage.
3. This policy does not follow form of sublimited coverages, but shall recognize erosion.

SUBJECTIVITIES:

1. Receipt of net funds of $214,750 on or before July 14, 2003. In the event net funds are not received by this date, this binder is void ab initio.

ENDORSEMENTS:

1.   Endorsement backdated prior and pending dates.

GENERAL CONDITIONS:

1. Any and all taxes or fees incurred in the placement of the proposed insurance are the sole and exclusive responsibility of the Insured, and it is acknowledged that Max Re has no payment or filling responsibilities of any kind relating to such any taxes or fees.
2.   All amounts are in United States Dollars unless otherwise indicated.
3. The proposal is conditioned upon no material change between the date of this letter and the inception date of the proposed policy, including any claims or notices of circumstances to any prior insurer. In the event of such a change of risk, Max Re has the sole option to modify or withdraw this proposal at its discretion.
4. All subjectivities must be provided within 30 days (unless a different date is provided in the subjectivity) of the date of this letter. If such subjectivities are not cleared by that time, then any policy bound may be cancelled ab inito by the insurer.
5. All changes, modifications and extensions of this proposal shall be made only in writing by the underwriter.



Page 2 of 3                                 MAX RE MANAGERS LTD. 2 FRONT STREET,
                                            P.O. BOX HM 2585
                                            T 441.296.6800 F 441.296.8811
                                            E info@maxre.bm www.maxre.bm


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Thank you for considering Max Re Ltd for this placement. Please contact me if you have any questions.

Yours truly,


/s/ JONATHAN EVANS
Jonathan Evans
Professional Liability

T 441 294 2263
F 441 296 8811
E jonathane@maxre.bm














Page 3 of 3                                 MAX RE MANAGERS LTD. 2 FRONT STREET,
                                            P.O. BOX HM 2585
                                            T 441.296.6800 F 441.296.8811
                                            E info@maxre.bm www.maxre.bm